UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005 (February 22, 2005)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1 NON-NEGOTIABLE PROMISSORY NOTE
EX-10.1 ACKNOWLEDGEMENT OF TERMINATION OF NAMING RIGHTS
EX-10.2 PURCHASE AGREEMENT DATED FEBRUARY 22, 2005
EX-10.3 CONSENT AGREEMENT DATED FEBRUARY 22, 2005

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2005, Gaylord Entertainment Company concluded the settlement of litigation with the Nashville Hockey Club Limited Partnership (“NHC”), which owns the Nashville Predators NHL hockey team, over (i) NHC’s obligation to redeem our ownership interest, and (ii) our obligations under the Nashville Arena Naming Rights Agreement dated November 24, 1999. Under the Naming Rights Agreement, which had a 20-year term through 2018, we were required to make annual payments to NHC, beginning at $2,050,000 in 1999 and with a 5% escalation each year thereafter, and to purchase a minimum number of tickets to Predators games each year. At the closing of the settlement, NHC redeemed all of our outstanding limited partnership units in the Predators pursuant to a Purchase Agreement dated February 22, 2005, effectively terminating our ownership interest in the Predators. In addition, the Naming Rights Agreement was cancelled pursuant to the Acknowledgement of Termination of Naming Rights Agreement.

As a part of the settlement, we made a one-time cash payment to NHC of $4 million and issued to NHC a 5-year, $5 million promissory note bearing interest at 6% per annum. The note is payable at $1 million per year for 5 years, with the first payment due on the first anniversary of the resumption of NHL hockey in Nashville, Tennessee.

Our obligation to pay the outstanding amount under the note shall terminate immediately if, at any time before the note is paid in full, the Predators cease to be an NHL team playing its home games in Nashville, Tennessee. In addition, if the Predators cease to be an NHL team playing its home games in Nashville prior to the first payment under the note, then in addition to the note being cancelled, the Predators will pay us $4 million. If the Predators cease to be an NHL team playing its home games in Nashville after the first payment but prior to the second payment under the note, then in addition to the note being cancelled, the Predators will pay us $2 million.

In addition, pursuant to a Consent Agreement among us, the National Hockey League and owners of NHC, our Guaranty dated June 25, 1997 has been limited so that we are not responsible for any debt, obligation or liability of NHC that arises from any act, omission or circumstance occurring after the date of the Consent Agreement. As a part of the settlement, each party agreed to release the other party from any claims associated with this litigation.

The Acknowledgement of Termination of Naming Rights Agreement, the Purchase Agreement, the Consent Agreement and the note are filed as exhibits to this Current Report on Form 8-K. The descriptions of the material terms of the Acknowledgement of Termination of Naming Rights Agreement, the note, the Purchase Agreement and the Consent Agreement are qualified in their entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

The information under Item 1.01 with respect to the note is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

4.1	Non-Negotiable Promissory Note dated February 22, 2005 in favor of Nashville Hockey Club Limited Partnership

10.1	Acknowledgement of Termination of Naming Rights Agreement dated February 22, 2005

10.2	Purchase Agreement dated February 22, 2005

10.3	Consent Agreement dated February 22, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: February 28, 2005	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit	Description
4.1	Non-Negotiable Promissory Note dated February 22, 2005 in favor of Nashville Hockey Club Limited Partnership

10.1	Acknowledgement of Termination of Naming Rights Agreement dated February 22, 2005

10.2	Purchase Agreement dated February 22, 2005

10.3	Consent Agreement dated February 22, 2005